COMMERCIAL LEASE
                                  dated 4/2/97

     In this private agreement, the lessor, EUGENIO SCHEGGIA, Via R. Morandi, 38, Montegranaro (AP(1)), Tax Identification Number SCHGNE67DO5F522Y, leases to the lessee, CABLE & CO. 1955 SPA(2), Via Filippo Turati, 30, Montegranaro (AP), V.A.T. code and Tax Identification Number 01520870443, with offices at the property which is the subject of the lease, namely, the property used as a shoe workshop, made up of a large room, 2 offices, bath and storage area, located at Via Filippo Turati, 30, Montegranaro, subject to the following terms and conditions:
         1. The lease shall have a term of 6 (six) years commencing April 7, 1997. The lessee shall not have the option to withdraw from the lease in advance pursuant to paragraph 7 of Article 27 of Law 392/1978.
         2. The lease payment has been set at Lit. 30,000,000 per annum to be paid in monthly installments in advance of Lit. 2,500,000 at the offices of the Lessor.
         3. Pursuant to Article 32 of Law 392/1978, the parties agree that the lease payment shall be adjusted annually at the request of the lessor, at a rate of 75% of the increase in the consumer price index for families of factory and office workers as confirmed by ISTAT(3).
         4. The Lessee may not, in any manner, delay the payment of the lease and ancillary charges beyond the due date set forth in current regulations, and may not assert any action or exception until after making payment of the installments due.
         5. The property shall be leased solely for use as a shoe workshop, and it is forbidden to sublet or sell all or a part [of the lease], and to change the property's intended use. Pursuant to the provisions of Articles 34, 35, 37 and subsequent articles of Law 392/1978, the lessor represents that the property shall be used for activities that result/do not result in direct contact with the public.
         6. Pursuant to the provisions of paragraph 3? of Article 27 of Law 392/1978, it is hereby confirmed that the denial of authorizations and permits required by current laws for the purposes of carrying out the lessee's business may serve as a reason to withdraw from the lease.
         7. The lessor represents that the property is in compliance with building and city planning codes having obtained a building permit and occupancy permit.
         8. The lessee represents that it has been advised that during the period prior to the current lease, the property was/was not used as a residence.
         9. The lessee represents that it has examined the leased property, and found it to be suitable for its use, in a good state of repair, and free of any defects that could, in any way, affect the health of anyone carrying on business therein, and agrees to return the property at the expiration of the lease in the same condition. Any
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      1 [Ascoli Piceno Province]
      2 [Abbreviation  used to designate an Italian  corporation]
      3 [Central Statistics Institute]


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addition which cannot be removed at any time without  damaging the property,  or any other change, may not be made by the lessee without the prior written consent of the owner.
     The lessee shall be responsible for the cost of all minor maintenance repairs, and in particular, those concerning water, light and sanitary systems; locks and keys; window and door hinges; the surfaces of walls, ceilings and fixtures; marble floors; and floor and wall tiling. The lessor shall carry out any repairs not completed by the Lessee and deduct the amount spent from the security deposit.
     10. The lessee specifically holds the lessor harmless from any liability for direct or indirect damage which it may incur as a result of the acts or neglect of other tenants of the property, or of third parties, even if made possible or facilitated by the absence or carelessness of the doorkeeper.
     11. The lessee agrees to follow, and make its family members and employees follow, the internal regulations for the property, which it represents that it is acquainted with and accepts, and to follow, in any event, proper neighborly and civil conduct.
     12. The Lessor shall be held harmless from any liability resulting from an interruption in utility service for reasons beyond its control.
     13. 40% of applicable expenses for heating costs shall be calculated based on the area occupied, and the remaining 60% shall be based on meter readings.
     14. The Lessor may inspect, or have the leased property inspected, at any time.
     15. The breach by the lessee of any of the provisions contained in this lease shall result, ipso jure, in the termination of the lease.
     16. Any amount deposited by the lessee as security against any damage, shall be set aside as a security deposit in accordance with current laws, and shall be returned after the property has been returned in good order, and may never be used to offset lease payments. At the request of either party, the deposit may/may not be increased or decreased in proportion to changes in the lease payment, and must be replenished for any drawings thereof.
     17. The lessee shall be responsible for paying the stamp tax for the lease and receipts, and the recording tax in the amounts set by current laws, as well as heating costs and applicable shared expenses which are set at Lit. 120,000 per month and subject to adjustment.
     18. The provisions of this document shall remain valid and applicable between the parties if no exceptions or amendments are made by special laws regarding leasing, to the extent such laws are applicable.
     19. The lease  shall be recorded  by the  lessee.
     20. The Lessee shall be responsible for expenses incurred by the Lessor for the Fire [Insurance] Policy, but only with respect to risks related to the lease which shall be set proportionally, based on the number of square meters occupied by the Lessee, at Lit. 572,650 (five hundred seventy-two thousand 650) per annum, to be paid to the Lessor in semi-annual installments in advance.

Lessor                                       Lessee

We hereby agree to the lease, and specifically Articles 1, 2, [illegible], 10, 12, 15, 16, 17 and 19.

Lessor                                       Lessee
[Signature]                                  Manager of Castle & Co. 1955 SpA
                                             [Signature]

[Text along left side of page]:     Recorded in __________ on _____________
                                    under No. __________ , Volume _______ Page
                                    _____ of theRegister of Private Agreements.
                                    Lit __________ collected
                                                             REGISTRAR

[Text along right side of page]:    Notification made to local authorities on
                                    _______ to __________.

                Receipt for security deposit and delivery of keys
                                                                        COPY FOR
                                                                      THE LESSOR

On 4/4/97 CABLE & CO. 1955 SPA, lessee of the property located at Via Filippo Turati, 30, Montegranaro (AP), paid to the lessor, EUGENIO SCHEGGIA, the non-interest-bearing amount of Lit. 5,000,000 (five million) as a security deposit for the proper performance of the lease entered into on 4/2/97, for the period from __________ to __________. The Lessee shall also pay to the Lessor the amount of Lit. 200,000 as a contribution for the establishment of the shared expense reserve, which shall be returned to it at the time the lease is terminated. The security deposit may never be applied as payment of lease installments, even close to the expiration of the lease, and shall be returned after the property leased has been returned in good order, and after any adjustments have been made for the use of electricity, water, gas and similar utilities.
     The security deposit shall be returned ____ days after the performance of all obligations under the lease. Upon receipt of this amount, the lessor shall deliver to the lessee ____ keys.


LESSEE (for receipt of the keys)    LESSOR (for receipt of the security deposit)
                                                    [Signature]